EXHIBIT (99)(A)

EARNINGS RELEASE

April 22, 2024

Contact:	Lance A. Sellers President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER 2024 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported first quarter 2024 results with highlights as follows:

First quarter 2024 highlights:

•	Net earnings were $3.9 million or $0.74 per share and $0.72 per diluted share for the three months ended March 31, 2024, compared to $3.2 million or $0.58 per share and 0.56 per diluted share for the same period one year ago.
•	Cash dividends were $0.35 per share during the three months ended March 31, 2024, compared to $0.34 per share for the prior year period.
•	Total loans were $1.1 billion at March 31, 2024 and December 31, 2023.
•	Non-performing assets were $4.0 million or 0.24% of total assets at March 31, 2024, compared to $3.9 million or 0.24% of total assets at December 31, 2023.
•	Total deposits were $1.5 billion at March 31, 2024, compared to $1.4 billion at December 31, 2023.
•	Core deposits, a non-GAAP measure, were $1.3 billion or 89.75% of total deposits at March 31, 2024, compared to $1.2 billion or 89.30% of total deposits at December 31, 2023.
•	Net interest margin was 3.33% for the three months ended March 31, 2024, compared to 3.77% for the three months ended March 31, 2023.

Net earnings were $3.9 million or $0.74 per share and $0.72 per diluted share for the three months ended March 31, 2024, compared to $3.2 million or $0.58 per share and $0.56 per diluted share for the prior year period. Lance A. Sellers, President and Chief Executive Officer, attributed the increase in first quarter net earnings to an increase in non-interest income and a decrease in the provision for credit losses,which were partially offset by a decrease in net interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.3 million for the three months ended March 31, 2024, compared to $14.3 million for the three months ended March 31, 2023. The decrease in net interest income is due to a $4.0 million increase in interest expense, partially offset by a $3.0 million increase in interest income. The increase in interest income reflects a $2.3 million increase in interest income and fees on loans, a $524,000 increase in interest income on balances due from banks and a $230,000 increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve from February 2023 through July 2023. The increase in interest income on balances due from banks is also due to an increase in balances outstanding and rate increases by the Federal Reserve. The increase in interest income on investment securities is primarily due to higher yields on securities purchased during the three months ended March 31, 2024. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for credit losses was $13.2 million for the three months ended March 31, 2024, compared to $14.1 million for the three months ended March 31, 2023. The provision for credit losses for the three months ended March 31, 2024 was $91,000, compared to $224,000 for the three months ended March 31, 2023.The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on unfunded loan commitments, which was partially offset by reserves on loans individually evaluated at March 31, 2024.

Non-interest income was $6.0 million for the three months ended March 31, 2024, compared to $3.6 million for the three months ended March 31, 2023. The increase in non-interest income is primarily attributable to a $2.5 million net loss on the sales of securities during the three months ended March 31, 2023, and no losses in the three months ended March 31, 2024.

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Non-interest expense was $14.5 million for the three months ended March 31, 2024, compared to $13.7 million for the three months ended March 31, 2023. The increase in non-interest expense is primarily attributable to a $480,000 increase in salaries and employee benefits expense primarily due to an increase in insurance expense and a $254,000 increase in appraisal management fee expense due to an increase in appraisal volume.

Income tax expense was $787,000 for the three months ended March 31, 2024, compared to $851,000 for the three months ended March 31, 2023. The effective tax rate was 16.62% for the three months ended March 31, 2024, compared to 21.15% for the three months ended March 31, 2023. The decrease in the effective tax rate is primarily due to a $322,000 interest receivable booked during the three months ended March 31, 2024 on a deposit for taxes paid prior to a recent settlement with the North Carolina Department of Revenue (“NCDOR”) to withdraw the disallowance of certain tax credits previously purchased by the Bank.

Total assets were $1.7 billion as of March 31, 2024, compared to $1.6 billion as of December 31, 2023. Available for sale securities were $394.7 million as of March 31, 2024, compared to $391.9 million as of December 31, 2023. Total loans were $1.1 billion as of March 31, 2024 and December 31, 2023.

Non-performing assets were $4.0 million or 0.24% of total assets at March 31, 2024, compared to $3.9 million or 0.24% at December 31, 2023. Non-performing assets include $3.4 million in commercial and residential mortgage loans and $553,000 in other loansat March 31, 2024, compared to $3.4 million in commercial and residential mortgage loans and $464,000 in other loans at December 31, 2023.

The allowance for credit losses on loans was $10.9 million or 0.98% of total loans at March 31, 2024, compared to $11.0 million or 1.01% at December 31, 2023. The allowance for credit losses on unfunded commitments was $1.7 million at March 31, 2024, compared to $1.8 million at December 31, 2023. Management believes the current level of the allowance for credit losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.5 billion as of March 31, 2024, compared to $1.4 billion as of December 31, 2023. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.3 billion at March 31, 2024, compared to $1.2 billion at December 31, 2023. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $148.8 million at March 31, 2024, compared to $148.9 million December 31, 2023.

Securities sold under agreements to repurchase were $59.2 million at March 31, 2023, compared to $86.7 million at December 31, 2023. The decrease in securities sold under agreements to repurchase is primarily due to customers transferring funds from securities sold under agreements to repurchase to deposits via the IntraFi network’s Insured Cash Sweep (“ICS”) during the three months ended March 31, 2024. Junior subordinated debentures were $15.5 million at March 31, 2024 and December 31, 2023. Shareholders’ equity was $121.1 million, or 7.25% of total assets, at March 31, 2024, compared to $121.0 million, or 7.40% of total assets, at December 31, 2023.

Peoples Bank operates 17 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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CONSOLIDATED BALANCE SHEETS
March 31, 2024, December 31, 2023 and March 31, 2023
(Dollars in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$26,272	$32,819	$40,100
Interest-bearing deposits	71,824	49,556	42,921
Cash and cash equivalents	98,096	82,375	83,021

Investment securities available for sale	394,664	391,924	399,148
Other investments	2,858	2,874	2,628
Total securities	397,522	394,798	401,776

Mortgage loans held for sale	1,292	686	417

Loans	1,106,670	1,093,066	1,050,871
Less: Allowance for credit losses on loans	(10,847)	(11,041)	(9,617)
Net loans	1,095,823	1,082,025	1,041,254

Premises and equipment, net	16,330	16,702	18,194
Cash surrender value of life insurance	18,250	18,134	17,806
Accrued interest receivable and other assets	42,247	41,190	40,224
Total assets	$1,669,560	$1,635,910	$1,602,692

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$462,966	$432,687	$502,702
Interest-bearing demand, MMDA & savings	633,740	620,244	742,473
Time, over $250,000	148,819	148,904	51,701
Other time	206,839	190,210	116,565
Total deposits	1,452,364	1,392,045	1,413,441

Securities sold under agreements to repurchase	59,216	86,715	39,535
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	21,424	20,670	19,469
Total liabilities	1,548,468	1,514,894	1,487,909

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,455,999 at 3/31/24, 5,534,499 shares at 12/31/23, 5,637,021 at 3/31/23	48,627	50,625	52,642
Common stock held by deferred compensation trust, at cost; 164,970 shares at 3/31/24, 163,702 shares at 12/31/23, 158,356 shares at 3/31/23	(1,943)	(1,910)	(1,837)
Deferred compensation	1,943	1,910	1,837
Retained earnings	111,775	109,756	100,565
Accumulated other comprehensive loss	(39,310)	(39,365)	(38,424)
Total shareholders' equity	121,092	121,016	114,783

Total liabilities and shareholders' equity	$1,669,560	$1,635,910	$1,602,692

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CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2024 and 2023
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2024	2023
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$15,138	$12,883
Interest on due from banks	907	383
Interest on investment securities:
U.S. Government sponsored enterprises	2,591	2,230
State and political subdivisions	695	862
Other	479	443
Total interest income	19,810	16,801

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,060	1,488
Time deposits	3,681	516
Junior subordinated debentures	284	248
Other	481	211
Total interest expense	6,506	2,463

NET INTEREST INCOME	13,304	14,338
PROVISION FOR CREDIT LOSSES	91	224
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	13,213	14,114

NON-INTEREST INCOME:
Service charges	1,340	1,341
Other service charges and fees	184	182
Loss on sale of securities	-	(2,488)
Mortgage banking income	51	93
Insurance and brokerage commissions	246	228
Appraisal management fee income	2,414	2,094
Miscellaneous	1,803	2,161
Total non-interest income	6,038	3,611

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,980	6,500
Occupancy	2,111	2,014
Appraisal management fee expense	1,904	1,650
Other	3,521	3,538
Total non-interest expense	14,516	13,702

EARNINGS BEFORE INCOME TAXES	4,735	4,023
INCOME TAXES	787	851

NET EARNINGS	$3,948	$3,172

PER SHARE AMOUNTS
Basic net earnings	$0.74	$0.58
Diluted net earnings	$0.72	$0.56
Cash dividends	$0.35	$0.34
Book value	$22.89	$20.95

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FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2024 and 2023
(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2024	2023	2023
	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$443,480	$476,250	$454,823
Loans	1,092,658	1,037,124	1,061,075
Earning assets	1,605,981	1,548,932	1,561,825
Assets	1,647,802	1,596,788	1,605,386
Deposits	1,428,305	1,417,408	1,395,265
Shareholders' equity	117,524	109,250	116,295

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.33%	3.77%	3.51%
Return on average assets	0.96%	0.81%	0.97%
Return on average shareholders' equity	13.51%	11.78%	13.37%
Average shareholders' equity to total average assets	7.13%	6.84%	7.24%

	March 31, 2024	March 31, 2023	December 31, 2023
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,847	$9,617	$11,041
Allowance for credit losses on unfunded commitments	1,698	2,074	1,770
Provision for credit losses (2)	91	224	1,566
Charge-offs (2)	(656)	(166)	(698)
Recoveries (2)	299	82	392

ASSET QUALITY:
Non-accrual loans	$3,991	$3,644	$3,887
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$3,991	$3,644	$3,887
Non-performing assets to total assets	0.24%	0.23%	0.24%
Allowance for credit losses on loans to non-performing assets	271.79%	263.91%	284.05%
Allowance for credit losses on loans to total loans	0.98%	0.92%	1.01%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.30%	0.26%	0.30%
Risk Grade 2 (high quality)	19.42%	20.30%	19.78%
Risk Grade 3 (good quality)	73.14%	72.83%	72.96%
Risk Grade 4 (management attention)	5.77%	5.53%	5.59%
Risk Grade 5 (watch)	0.84%	0.50%	0.84%
Risk Grade 6 (substandard)	0.53%	0.58%	0.53%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At March 31, 2024, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.6 million.  There were no relationships exceeding $1.0 million in the Substandard risk grade.  At December 31, 2023, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.9 million.  There were no relationships exceeding $1.0 million in the Substandard risk grade.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2)	For the three months ended March 31, 2024 and 2023 and the year ended December 31, 2023.

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